Ministry of Consumer and Business Services — For Ministry Use Only / À l'usage exclusif du ministère

Ontario

Ministère des Services aux consommateurs et aux entreprises

Ontario Corporation Number / Numéro de la société en Ontario

51816

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents status entrent en vigueur le

JULY 06 JUILLET, 2004

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Corp. # 12499 3726 RT0001

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société : (écrire en LETTRES MAJUSCULES SEULEMENT) :

CONSOLIDATED GRANDVIEW INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) : (écrire en LETTRES MAJUSCULES SEULEMENT) :

GRANDVIEW GOLD INC.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

1945/11/23
(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: or minimum and maximum number of directors is/are:
Nombre d'administrateurs: ou nombres minimum et maximum d'administrateurs:

Number or minumum and maximum
Nombre ou *minimum et maximum*

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

CLN Highlander
07119 (03/2003)

1. The Articles of the Corporation be amended to split the issued and outstanding common shares of the Corporation on a three (3) for one (1) basis ("Split").

2. No fractional common shares of the Corporation shall be issued in connection with the Split and, in the event that a shareholder would otherwise be entitled to receive a fractional share upon such Split, the number of common shares of the Corporation to be received by such shareholder shall be rounded up to the nearest whole number of common shares.

3. The articles of the Corporation be amended to change the name of the Corporation from "Consolidated Grandview Inc." to GRANDVIEW GOLD INC.

4. The name change will only be implemented in conjunction with a split of the issued and outstanding common shares of the Corporation.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2004/03/26

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

CONSOLIDATED GRANDVIEW INC.

(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By/
Par:

Raymond Pecoskie

(Signature)
(Signature)

President

(Description of Office)
(Fonction)

CLN Highlander
07119 (03/2003)